EXHIBIT 99.1

Media Contact:	Investor Relations Contact:
Miranda Foster	Michael Melnyk
Commvault	Commvault
(646) 370-9785 mfoster@commvault.com	732-870-4581 ir@commvault.com

Commvault Adopts Limited Duration Shareholder Rights Plan

Tinton Falls, N.J. – April 3, 2020 – Commvault (NASDAQ: CVLT), a recognized global enterprise software leader in the management of data across cloud and on-premises environments, today announced that its Board of Directors has adopted a limited duration shareholder rights plan (the “Rights Plan”).

In adopting the Rights Plan, the Board has taken note of the substantial increase in market volatility and uncertainty as a result of the global COVID-19 pandemic, as well as its impact on the Company's stock price, which the Board believes does not reflect the Company’s inherent value or business performance. The Board believes that management’s focus at this time should be on the health and safety of Commvault’s employees, taking care of customers, and operating Commvault’s business in this unprecedented environment.

The Rights Plan expires on April 1, 2021. It is similar to plans adopted by other public companies and is intended to protect the interest of the Company and its shareholders by reducing the likelihood that any person or group gains control of Commvault through open market accumulation or other tactics without paying an appropriate control premium. The Rights Plan also helps ensure that the Board has sufficient time to make informed decisions that are in the best interests of the Company and all Commvault shareholders. The Rights Plan applies equally to all current and future shareholders and is not intended to deter offers that are fair and otherwise in the best interest of the Company’s shareholders.

Pursuant to the Rights Plan, the Company is issuing one right for each share of common stock outstanding at the close of business on April 13, 2020. The rights will become exercisable only if an entity, person or group acquires beneficial ownership of 10% or more of the Company's common stock (including in the form of synthetic ownership through derivative positions), or 20% in the case of certain passive investors. Any person or group owning above the applicable threshold at the time of public announcement of the Rights Plan will cause the rights to become exercisable only if the person or group acquires beneficial ownership of additional common stock. When the rights become exercisable, each holder of a right (other than, as detailed in the Rights Plan, the person or group triggering the rights) will be entitled to purchase, at the then-current exercise price (which was initially set at $200.00 per right), additional shares of common stock having a value of twice the exercise price of the right (a 50% discount). Rights held by any entity, person or group whose actions trigger the Rights Plan, and those of certain related parties, would become void.

Prior to the rights becoming exercisable, the rights are redeemable for $0.01 per right at the option of the Board.

Additional details regarding the Rights Plan are contained in a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission.

About Commvault

Commvault believes in data readiness. Commvault helps organizations of all sizes intelligently manage data through solutions that store, protect, manage and use their most critical asset — their data. Commvault software, solutions and services are available from the company and through a global ecosystem of trusted partners. Commvault employs more than 2,300 highly-skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault visit www.commvault.com

Safe Harbor Statement

Customers’ results may differ materially from those stated herein; Commvault does not guarantee that all customers can achieve benefits similar to those stated above. This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2020 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the “C hexagon” logo, Commvault Systems, Commvault HyperScale, ScaleProtect, Commvault OnePass, Unified Data Management, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, IntelliSnap, Recovery Director, CommServe, CommCell, APSS, Commvault Edge, Commvault GO, Commvault Advantage, Commvault Complete, Commvault Activate, Commvault Orchestrate, Commvault Command Center, Hedvig, Universal Data Plane, the “Cube” logo, Metallic, the “M Wave” logo, and CommValue are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.